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                                  SCHEDULE 14A
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material under sec.240.14a-12

                          CNB FINANCIAL SERVICES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2)of Schedule 14A.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

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


                                 March 14, 2007




Dear Shareholder,

     We have found a misprint in our Proxy Statement which was mailed to you on March 12, 2007.

     On the first page, the first paragraph of the Proxy Statement should read as follows:

         CNB's board of directors is soliciting proxies to vote CNB shares at the 2007 Annual Meeting of Shareholders. Shareholders will meet at 12:30 p.m., on Wednesday, April 4, 2007, for the purposes stated in the accompanying Notice of Annual Meeting. On or about March 12, 2007, CNB began mailing this proxy statement to shareholders of record as of March 2, 2007. Shareholders of record as of March 2, 2007, may vote at the meeting.

     I am sorry for any inconvenience this may have caused you. I look forward to seeing you at our annual meeting. If you have any questions concerning our annual report or proxy statement, please feel free to contact me. My direct phone number is 304-258-7394.

                                                     Sincerely,

                                                     /s/ Thomas F. Rokisky

                                                     Thomas F. Rokisky
                                                     President/CEO

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